Exhibit 10.2

FEDERATED HERMES, INC.
POLICY ON TRADING AND CONFIDENTIALITY

SUMMARY
The following is a summary of Federated Hermes, Inc.’s (including its domestic and offshore subsidiaries, “Federated Hermes”) Policy on Trading and Confidentiality (“Policy”) and should not be used as a substitute for carefully reviewing the Policy itself.
Why do we have this Policy?
The federal securities laws make it illegal to buy or sell a security or recommend trading to others if you have material non-public information about the security or its issuer. For this purpose, information is (1) “material” if it is likely to influence a reasonable investor’s decision to buy, sell or hold securities and (2) “non-public” if it has not been widely disseminated to the public markets.
Who does this Policy cover?
This Policy applies to (1) all directors, officers and employees of Federated Hermes, (2) those contractors and other outside professionals determined by the Compliance Department of Federated Hermes, Inc.(the “Compliance Department”), or the Risk, Compliance and Financial Crime Executive at Federated Hermes Limited (including its subsidiaries, “FHL”), as being subject to this Policy due to the nature of their job activities, and (3) the spouses, minor children and other household members of the persons described in (1) and (2) above. Federated Hermes’ Code of Ethics for Access Persons (and, as applicable, Section 16 trading restrictions) (or any similar policies and procedures relating to trading in securities in client accounts or portfolios applicable at FHL, as applicable) also apply.
What activities does the Policy cover?
The Policy prohibits insider trading, short-selling, trading in Federated Hermes and certain other securities during closed periods or blackout periods, trading on margin, options trading, and short-term trading. Under the Policy, covered persons must follow specified procedures before trading in securities.
Who administers the Policy?
The Compliance Department administers this Policy and ensures that all affected individuals understand their obligations. You should contact Federated Hermes’ Chief Compliance Officer or a member of the Compliance Department if you have any questions about the Policy. The Risk, Compliance and Financial Crime Executive at FHL also administers this Policy at FHL. A FHL employee should contact a member of the FHL Risk, Compliance and Financial Crime Executive or the Chief Compliance Officer at Federated Hermes if the employee has any questions about the Policy.

Exhibit 10.2
Why does this matter?
Insider trading is a crime punishable by fines of up to $5 million and jail terms of up to 20 years for individuals. Persons who are affiliated with Federated Hermes and violate this Policy will be subject to a broad range of disciplinary action, up to and including termination of employment.
A.PURPOSE AND SCOPE
This Policy on Trading and Confidentiality (the “Policy”) sets forth the standards that apply to transactions in securities of Federated Hermes and securities of certain other companies regarding which Federated Hermes’ directors, officers or employees can have material non-public information. The Policy applies to (1) all directors, officers and employees of Federated Hermes, (2) those contractors and other outside professionals determined by the Compliance Department or the FHL Risk, Compliance and Financial Crime Executive, as being subject to this Policy due to the nature of their job activities, and (3) the spouses, minor children and other household members of the persons described in (1) and (2) above (collectively, “Personnel”). All Personnel must read the Policy and sign the attached Acknowledgment verifying that they understand and agree to comply with the Policy.
As part of our work at Federated Hermes, many of us have access to information concerning Federated Hermes or its subsidiaries, affiliates and other related companies that has not been publicly disclosed. We owe a duty to Federated Hermes to safeguard this information to protect Federated Hermes’ reputation for integrity and ethical conduct. The unauthorized use or disclosure of such information for personal benefit, or on behalf of the funds sponsored or advised by Federated Hermes (“Funds”) or the private accounts not only violates this duty but may also violate the law.
Federal securities laws, such as Rule 10b-5 under the Securities Exchange Act of 1934 (the “Exchange Act”), make it illegal to buy or sell securities or recommend trading to others if you have knowledge of material information that has not been publicly disclosed. Any person in possession of such material information is considered an “insider,” even if the individual is not a permanent employee. Insider trading is a crime punishable by heavy fines of up to $5 million and lengthy jail terms of up to 20 years for individuals. In addition, the Securities and Exchange Commission (the “SEC”) may seek the imposition of a civil penalty of up to three times the profits made or losses avoided from the trading. Persons found liable for insider trading must also disgorge any profits made and are often subject to other civil remedies. Under some circumstances, insider trading may result in civil liability in private lawsuits and additional criminal liability for other derivative causes of action. In addition, insider trading may subject Federated Hermes, as well as non-trading directors, officers or other supervisory personnel to significant liability.
Increasingly sophisticated stock market surveillance techniques and a climate of heightened enforcement have dramatically increased the chances that federal authorities will detect and vigorously prosecute violations. To ensure that Federated Hermes is taking appropriate measures to promote compliance with the securities laws with respect to the securities both of Federated Hermes and of other companies, we have adopted this Policy to help affected individuals comply with their individual responsibilities to Federated Hermes and under applicable law. Personnel who engage in insider trading will be subject to a broad range of disciplinary action, up to and including termination of employment.

Exhibit 10.2
Directors and Certain Senior Officers Subject to Section 16 of the Exchange Act
Federated Hermes has determined that those directors and senior officers listed on Schedule A hereto (“Directors and Senior Officers”) are subject to Section 16 of the Exchange Act. Those individuals and their spouses, minor children and other members of their households must obtain the approval of a member of a trading compliance committee (the “Section 16 Compliance Committee”) before trading or effecting any change in beneficial ownership in Federated Hermes securities, whether for their own benefit or on behalf of another person or entity. The current members of the Section 16 Compliance Committee are listed on Schedule B hereto. A designated member of the Section 16 Compliance Committee will record the date each request is received and the date and time each request is approved or disapproved. Failure to notify the Section 16 Compliance Committee prior to trading in Federated Hermes securities will not relieve those individuals of their reporting obligations to file a Form 4 under Section 16(a) of the Exchange Act, and a Form 144 under the Securities Act of 1933, if applicable. Federated Hermes has provided, or will provide, separate materials to its Section 16 individuals regarding compliance with these rules. In addition, certain Section 16 affected individuals will also be deemed to be “Access Persons” and will be subject to Federated Hermes’ Code of Ethics for Access Persons (“Code of Ethics”), as described below.
Access Persons
In addition to insider trading laws, investment personnel and other designated employees who are deemed to be Access Persons under the Code of Ethics are also bound by the Code of Ethics and are subject to pre-clearance procedures and quarterly reporting of securities transactions. Please refer to the Code of Ethics for applicable policies. In addition, investment personnel and other designated employees under similar policies and procedures relating to trading in securities in client accounts or portfolios applicable to FHL’s Personnel also are bound by such FHL’s policies and procedures and are subject to any pre-clearance procedures and reporting requirements under such policies and procedures. FHL’s Personnel and designated persons should refer to FHL’s applicable policies and procedures.
Compliance Department Administration of the Policy
The Compliance Department, led by the Chief Compliance Officer, oversees administration of the Policy and reviews trading in Federated Hermes securities by Personnel. The Compliance Department is solely responsible for determining the applicability of the Policy to trading activities that may be covered hereunder. With respect to FHL, the FHL Risk, Compliance and Financial Crime Executive also oversees administration of the Policy, reviews trading in Federated Hermes securities by Personnel at FHL and reports issues relating to the Policy to the Compliance Department. To the extent applicable securities laws already permit or may evolve to permit a particular trading practice, exceptions and waivers to the Policy may be granted at the sole discretion of the Compliance Department to permit the Compliance Department to administer the Policy in a manner consistent with current applicable law. The Compliance Department may seek the assistance of other Federated Hermes departments, such as the legal department, or the FHL Risk, Compliance and Financial Crime Executive, or outside law firms in interpreting and administering the Policy.

Exhibit 10.2
B.    TRADING RESTRICTIONS UNDER THE POLICY
Before trading or otherwise effecting a change in beneficial ownership for yourself or others in Federated Hermes securities, or the Funds or private accounts managed by Federated Hermes, as well as the securities of any publicly traded company about which you may have potential inside information, you should determine whether any of the following restrictions apply:
1.    TRADING WINDOWS AND BLACKOUT PERIODS
All Personnel must refrain from trading in Federated Hermes securities during certain “closed periods” in relation to the publication of Federated Hermes’ annual and quarterly financial results. The period commences on the fourth business day after the end of each fiscal quarter and fiscal year of Federated Hermes. Trading may resume on the second business day after Federated Hermes’ public announcement of the results for that quarter or year, subject to other applicable federal securities laws. Transacting in Federated Hermes securities during the permissible trading windows should not be considered a “safe harbor,” and the other prohibitions described herein will still apply.
The Compliance Department may determine from time to time that selected Personnel who are privy to certain types of confidential information may not trade in Federated Hermes securities. The Compliance Department will accordingly designate a “blackout period” and notify affected Federated Hermes Personnel that trading in Federated Hermes securities is inappropriate. During “blackout periods” affected Personnel may not disclose to any outside party the fact that a blackout period has been imposed, except as permitted by the Compliance Department. The Compliance Department shall provide advance notice to the Chief Executive Officer and the Chief Legal Officer of Federated Hermes, and the FHL Risk, Compliance and Financial Crime Executive, of the imposition of any “blackout” period.
2.    PROHIBITION AGAINST INSIDER TRADING
The term “insider trading” refers to the practice of directly or indirectly trading in any securities on the basis of material non-public information, a practice that is prohibited under federal law. Any person trading on the basis of material information which he or she has reason to believe is not publicly available may be held liable for insider trading, regardless of their relationship to Federated, regardless of their intentions, and without regard as to the number of securities traded. The penalties for insider trading apply whether or not you derive any profit or other benefit from another’s activities that you are responsible for initiating.
As a result, this Policy strictly prohibits Personnel from participating, directly or indirectly, in any form of insider trading either in conjunction with the securities of Federated Hermes or any other company (e.g., suppliers, customers, investment or acquisition targets, partners or competitors) if you learn material non-public information about such companies in the course of your employment or association with Federated Hermes. While most people realize an acquisition or disposition of securities on the open market will involve a “purchase” or “sale” that is covered by this Policy, other changes in beneficial ownership or other transactions involving securities are also covered by this Policy and may not be as apparent.
Rule 10b5-1 promulgated under Section 10(b) of the Exchange Act provides an affirmative defense to insider trading liability for trades undertaken pursuant to a binding contract or a written plan (“10b5-1 Trading Plan”) adopted when the trader was not aware of material non-public information about the issuer

Exhibit 10.2
and satisfying certain conditions. Personnel may not enter into or adopt a 10b5-1 Trading Plan with respect to Federated Hermes securities without prior approval by the Compliance Department. Before approving a 10b-5 Trading Plan, the Compliance Department shall (i) notify senior management of Federated Hermes of the particulars of the plan; (ii) review the details of the plan (including all paperwork that will be entered into among the parties to the plan); and (iii) notify senior management of Federated Hermes of its decision.

Please be certain that you understand the implications under this Policy of any investment decision that you might undertake.
For example, Personnel are strictly prohibited from engaging in the following activities:
•While in the possession of material non-public information about Federated Hermes, buying or selling Federated Hermes securities, other than (i) through the non-cashless exercise of stock options received under the Federated Hermes, Inc. Stock Incentive Plan (please note that the Policy would apply to any subsequent sale of securities acquired through such non-cashless exercise), (ii) pre-designated purchases under the Federated Hermes, Inc. Employee Stock Purchase Plan, or (iii) purchases or sales pursuant to a 10b5-1 Trading Plan, such as a plan, for example, that may provide qualified relief from tax burdens associated with options received under the Stock Incentive Plan.. You acknowledge, however, that you alone are solely responsible for ensuring that a 10b5-1 Trading Plan is compliant with applicable securities laws.
•While in the possession of material non-public information about Federated Hermes, causing others, including family members and friends, to trade in Federated Hermes securities or recommending that others, buy, sell or hold Federated Hermes securities (“tipping”), except that Personnel, after consultation with a member of the Compliance Department, may advise another party to refrain from trading in Federated Hermes securities if such trading would constitute a violation of this policy.
•Disclosing material non-public information to any outside party for any reason.
•While in the possession of material non-public information about any company, obtained from employment at Federated Hermes, trading in the securities of such company personally, or causing others, including investment companies or private accounts managed by Federated Hermes, family members and friends, to trade in the securities of such company, or recommending that others, buy, sell or hold the securities of such company.
3.    PROHIBITION AGAINST SHORT SELLING
Personnel are not permitted to “short sell” Federated Hermes stock. A short sale is a sale of securities that the seller does not yet own, but commits to sell at a future date for a particular price. This type of sale is a form of speculation; the seller agrees to sell at a future price, which he or she believes will be higher than the price at which he or she must buy the securities to cover the sale. Short sellers will profit if the price of the securities declines.
Sales “against the box” are also prohibited. A sale “against the box” is a sale of securities that the seller owns but does not (i) deliver within twenty days or (ii) deposit in the mail for delivery within five days of the sale. A sale “against the box” has the same effect as a short sale.

Exhibit 10.2
4.    OTHER PROHIBITED ACTIVITIES
In addition to the prohibited trading activities discussed above, Personnel, as indicated below, may not participate in any of the following activities:
Trading in Federated Hermes, Inc. Securities on a Short-Term Basis
Directors and Senior Officers who purchase securities of Federated Hermes must hold such securities for a minimum of six (6) months from the date of purchase, unless the security is subject to a forced sale (e.g., as a consequence of a merger or acquisition of Federated Hermes) or unless the Director or Senior Officer obtains the express prior written consent of the Compliance Department prior to the transaction. Directors and Senior Officers who receive such express prior permission to affect a short-term or “short-swing” sale should note that any profits that they derive from the short-swing sale may have to be disgorged to Federated Hermes pursuant to Section 16(b) of the Exchange Act. Access Persons under the Code of Ethics are also subject to certain short-term trading restrictions. Please refer to the Code of Ethics for applicable policies.
Options Trading
Except for options issued directly by Federated Hermes to the Director, Senior Officer or employee, Personnel may not buy or sell, directly or indirectly, any derivative security, including put options and call options, the underlying basis of which is any security of Federated Hermes.
A limited exception to this restriction is available, upon approval by the Compliance Department, for derivative transactions involving up to 25% of a person’s beneficial interest in Federated Hermes securities, where such transactions are (i) entered into for diversification purposes; (ii) result in the disposition of the underlying securities (although the transaction may permit cash settlement in lieu of security settlement); and (iii) the term of the transaction is for a period of no less than one year. Before approving the transaction, the Compliance Department shall (i) notify senior management of Federated Hermes of the particulars of the transaction; (ii) review the details of the transaction (including all paperwork that will be entered into among the parties to the transaction); and (iii) notify senior management of Federated Hermes of its decision.
Trading on Margin
Personnel may not purchase securities of Federated Hermes on margin without prior written approval by the Compliance Department, and subject to any restrictions imposed by the Compliance Department. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call.
Standing Orders
Standing orders placed with a broker to buy or sell securities at a pre-designated price leave you no control over the timing of the transaction. Standing orders should be used sparingly and must be rescinded as to not be operative during closed periods and blackout periods. Standing orders do not provide a “safe harbor” from insider trading laws, nor do they eliminate any requirements under the Code

Exhibit 10.2
of Ethics for Access Person or similar policies and procedures relating to trading in securities in client accounts or portfolios applicable to FHL’s Personnel, such as pre-clearance requirements.
Prediction Markets
Prediction Markets are derivative contracts in which two parties agree to pay one another upon the occurrence or non-occurrence of certain events. These contracts are commodities traded on Commodities Futures Trading Commission (CFTC)-regulated exchanges known as Designated Contract Markets (DCMS) and are offered to retail or institutional investors on various platforms such as Kalshi, Polymarket, and Robinhood. While the contracts are based on a wide range of events, they can be based on the performance of a single stock or issuer, the performance of a securities-based index, or events related to the financial markets.
Certain Prediction Markets transactions could be viewed as a conflict of interest with transactions undertaken on behalf of Federated Hermes funds, ETFs, or clients. Federated Hermes employees could be viewed as trading while in possession of material non-public information in relation to certain securities or events. Finally, engaging in certain transactions could have reputation risk to Federated Hermes. Because the platforms do not produce account statements, transactions cannot be pre-cleared and monitored like securities transactions in a brokerage account.
Therefore, it is Federated Hermes policy that no Federated Hermes officers or employees may participate in Prediction Markets or hold accounts on Prediction Markets platforms like those identified above.
    C.    EXAMPLES OF MATERIAL NON-PUBLIC INFORMATION
Information is “material” if it is likely to influence a reasonable investor’s decision to buy, sell or hold securities. For example, information about the advances, setbacks or overall business plan of a company should be considered material, although the information need not relate to the company’s business to be material. “Non-public” information includes any information that has not been widely disseminated to the public through a press release, prospectus, periodic report or other filing with the SEC. Individuals with information about a company should consider the information “non-public” until the second full trading day following the company’s disclosure of that information. Any information that is not yet in general circulation outside of the subject company should be considered “non-public.”
While not exhaustive, the following list provides some examples of the types of information that may be deemed to be material information about a company:
•Earnings, losses, changes in or projections with respect to financial performance or liquidity, or any other information, positive or negative, about the financial condition of the company.
•Potential significant transactions, such as mergers, acquisitions, joint ventures, sales or acquisitions of significant assets.
•Significant new contracts, clients, financing arrangements or technological developments.
•Loss of significant contracts or clients.

Exhibit 10.2
•Changes or potential changes in the company’s equity structure or dividend policies.
•Significant changes in personnel, management or control of the company.
•Significant existing, pending or threatened investigation or litigation involving the company.

Confidentiality
Insiders and others with access to material non-public information that could affect the price of Federated Hermes’ or another company’s securities are required to protect the confidentiality of that information until it has been released to the public. Material non-public information should not be communicated to anyone, including persons within Federated, except in conjunction with the performance of legitimate employment duties, and all such persons given access to such information should be advised of their insider status and related duties. In addition, care should be taken to ensure that such information is kept secure. For example, files containing material non-public information, e.g., files on privately placed securities, should be sealed and restricted to individuals who need to know this information to discharge their responsibilities. Access to computer files containing material non-public information should be similarly restricted. You should also not discuss Federated Hermes affairs in public or quasi-public areas where your conversation may be overheard (e.g., airplanes, restaurants, restrooms, elevators, etc.).
Summary
Anyone scrutinizing your transactions will be doing so after the fact, with the added benefit of hindsight. When in doubt, do not trade. Persons covered by this Policy are solely responsible for their individual compliance with applicable insider trading laws. If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:
(a)    Report the matter immediately to Stephen Van Meter (412-288-1046) (or, for FHL Personnel, Dave Fitzharris ((44) 20 7680 8079).
(b)    Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Federated Hermes.
(c)    Do not communicate the information inside or outside Federated Hermes, other than to Mr. Van Meter (or, for FHL Personnel, Mr. Fitzharris).
(d)    After Mr. Van Meter (either directly or, for FHL Personnel, through a discussion with Mr. Fitzharris) has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Exhibit 10.2
    D.    OTHER ISSUES
Other Policies and Procedures
Employees also should be familiar and comply with other Federated Hermes’ policies and procedures that are aimed at protecting and securing confidential information or preventing market abuses. Such policies and procedures include, for example, information governance and cybersecurity policies and procedures and, in the United Kingdom, market abuse policies.
Note for FHL Employees. Please also refer to FHL’s policies relating to market abuse. Such policies should be read in conjunction with this policy and the relevant section of the FHL Compliance Manual.
Post-Termination Duties
This policy continues to apply to your transactions in Federated Hermes’ securities even after you have terminated employment or association with Federated Hermes.
Leaks
Personnel who mistakenly disclose material non-public information or discover that someone else has disclosed material non-public information about Federated Hermes should contact a member of the Compliance Department (or, for FHL Personnel, a member of the FHL Risk, Compliance and Financial Crime Executive) immediately.
Questions from the Press
It is important that any communications on behalf of Federated Hermes be made only through authorized individuals. Personnel who receive calls or other inquiries from the press, investment analysts, stockbrokers or others looking for information about Federated Hermes should decline to answer any questions and should direct the call to Daniel McGrath at (412) 288-7895 (or, for FHL Personnel, Johnny Weir at 4420 7702 6126, who will notify and consult with Mr. McGrath).

Exhibit 10.2
Reporting Illegal Behavior/Violations
Notwithstanding any other provision of this policy, for the avoidance of doubt, nothing herein prevents reporting or receiving financial awards from the government resulting from reporting possible violations of federal law or regulation to any governmental agency or entity, or making other disclosures, protected under the whistleblower provisions of federal law or regulation, including, without limitation, good faith disclosure on a confidential basis of Confidential Information constituting "Trade Secrets" as defined in 18 U.S.C. § 1839, and so long as such disclosures are consistent with 18 U.S.C. § 1833. Equally, nothing in this Code precludes reliance on the UK Public Interests Disclosure Act 2013.

STRICT COMPLIANCE WITH THIS POLICY IS REQUIRED. FAILURE TO COMPLY COULD RESULT IN SERIOUS LEGAL PROBLEMS FOR YOU AND FOR FEDERATED. IN ADDITION, FAILURE TO COMPLY WITH THIS POLICY IS A BASIS FOR TERMINATION OF EMPLOYMENT WITH FEDERATED HERMES (INCLUDING FHL, AS APPLICABLE).
PLEASE SIGN AND DATE THE ATTACHED ACKNOWLEDGMENT FORM AND RETURN IT TO HUMAN RESOURCES. BY SIGNING THIS FORM, YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTOOD THIS POLICY AND AGREE TO COMPLY WITH IT. FOR FHL’S EMPLOYEES, EMPLOYEES WILL ANNUALLY ATTEST TO COMPLIANCE WITH RELEVANT COMPLIANCE POLICIES, INCLUDING THIS POLICY.

ACKNOWLEDGMENT FORM
I hereby acknowledge that I have read and that I understand the Federated Hermes, Inc. Policy on Trading and Confidentiality (the “Policy”). I agree to comply with the Policy at all times.

______________________________
(signature)
______________________________
(please print name)
Date: ______________________

SCHEDULE A
SENIOR OFFICERS AND DIRECTORS
Joseph C. Bartolacci
Bryan M. Burke
J. Christopher Donahue
Thomas R. Donahue
Dolores D. Dudiak
Peter J. Germain
Karen L. Hanlon
Marie Milie Jones
Richard A. Novak
Saker Nusseibeh
Paul A. Uhlman
Stephen Van Meter
Theodore W. Zierden III

SCHEDULE B
SECTION 16 COMPLIANCE COMMITTEE MEMBERS
George F. Magera
Jonathan M. Lushko
Alternate (in the event neither member is available): Peter J. Germain

Last revised: April 30, 2026